Exhibit 99.1

Media Contact: Darla Turner, Darla.Turner@appharvest.com
Investor Contact: AppHarvestIR@appharvest.com

AppHarvest beats consensus with Q1 2023 net sales of $13.0 million and makes significant progress on five-year Project New Leaf strategy

AppHarvest achieves quarterly net sales nearly 90 percent of sales for full year 2022 including sales of almost $11 million in tomatoes and more than $1 million in strawberries

AppHarvest ships commercially for first time from full four-farm network to top national grocery store chains, restaurants and food service outlets

First quarter 2023 earnings call set for May 10 at 4:30 p.m. ET

MOREHEAD, Ky., May 10, 2023 -- AppHarvest, Inc. (NASDAQ: APPH, APPHW), a sustainable food company, public benefit corporation and Certified B Corp building some of the world’s largest high-tech indoor farms to grow affordable, nutritious fruits and vegetables at scale while providing good jobs in Appalachia, today announced its operating and financial results for the quarter ending March 31, 2023, reiterating its full year 2023 guidance and showing strong progress toward operational efficiencies resulting in higher sales, cost savings and product quality as the company works to increase production across its three new farms.

First Quarter 2023 Results
For the first quarter 2023, net sales were $13.0 million versus net sales of $5.2 million in the first quarter of 2022 – a more than 250% increase and nearly 90% of the company’s net sales for full year 2022. This $7.8 million increase in net sales during the quarter was primarily driven by tomato sales from the third harvest season at AppHarvest Morehead and the start-up of operations at AppHarvest Berea, AppHarvest Richmond and AppHarvest Somerset. January 2023 marked the first time that all facilities in the AppHarvest four-farm network were commercially shipping products from an increasingly diversified crop portfolio including strawberries, salad greens, cucumbers and more tomatoes.

Net sales by crop type were almost $11.0 million in tomatoes, more than $1.0 million in strawberries, over $800,000 in salad greens and nearly $200,000 in cucumbers.

In line with expectations, the company recorded a net loss of $33.6 million and non-GAAP Adjusted EBITDA loss of $23.2 million in the first quarter of 2023, compared to a prior year net loss of $30.6 million and non-GAAP Adjusted EBITDA loss of $18.0 million. See reconciliation of non-GAAP financial measures at the end of this press release.

Project New Leaf Update
AppHarvest Board Member and controlled environment agriculture (CEA) industry veteran Tony Martin was appointed chief operating officer in January of 2023 to optimize production, sales and costs across the AppHarvest four-farm network. Under “Project New Leaf,” the company’s strategic program focused on profitability, Martin is working to implement a five-point strategy to focus efforts across all operations: 1) further leveraging synergies with its marketing and distribution partner, Mastronardi Produce; 2) enabling labor efficiency; 3) improving enterprise-wide feedback through clear key performance indicators (KPIs) and cross-organization information sharing; 4) initiating comprehensive spending reviews; and 5) aligning team members to milestones outlined in the five-year strategic vision.

“Under Tony’s leadership, we’re already seeing improved performance in the first quarter with net sales of $13.0 million,” said AppHarvest Founder and CEO Jonathan Webb. “Tony is focusing on a data-driven approach for optimizing production and driving more efficiency across the four-farm network. I believe Tony’s strong CEA experience will help accelerate our path to profitability.”

Operations
In its third season, Morehead is achieving significant production records in terms of key performance indicators. The company is applying lessons learned from Morehead to accelerate its path to operational excellence at each of the new farms, especially at Richmond where the team has made meaningful progress in labor efficiency, plant health and premium production.

The Morehead, Somerset and Richmond facilities have successfully completed their food safety audits and have increased the number of direct shipments from each farm, reducing transportation costs and the number of food miles travelled so AppHarvest fruits and vegetables arrive on store shelves fresher and with less waste. The Berea farm is currently pursuing its food safety certification.

Operations continue to ramp up with both Berea and Richmond opening on a planned phased approach. Richmond is expected to be fully planted in the third quarter and to start harvesting later in the fourth quarter.

Exhibit 99.1

Balance Sheet and Liquidity
As of March 31, 2023, cash and cash equivalents were $50.0 million. The company has taken steps to address liquidity and continues to explore additional financing opportunities, including third-party transactions such as a sales-leaseback on another of our high-tech farms.

In February, the company completed an underwritten public offering of 46,000,000 shares of common stock at a public offering price of $1.00 per share. The gross proceeds to AppHarvest from this offering were $46.0 million, before deducting underwriting discounts and commissions, and offering expenses. AppHarvest expects to use the net proceeds of the offering for working capital and general corporate purposes. The company has been focused primarily on non-dilutive capital, so this is the first underwritten public offering the company has made since going public in 2021.

In the first quarter, AppHarvest spent $21.2 million on capital expenditures. The company expects to incur approximately $40.0 million to $45.0 million more in capital expenditures over the next twelve months for final project details at the Berea, Richmond and Somerset facilities. Approximately $17.7 million of this capex spend range will come from amounts included in restricted cash and other assets as of March 31, 2023.

In line with expectations, costs of goods sold (COGS) increased by $20.8 million during the quarter. This year-over-year increase in COGS was due primarily to production ramp up at the three new farms as well as the change to Long English cucumber production at Somerset announced last quarter.

The company reported reductions in selling, general and administrative expenses (SG&A) of $11.0 million for the quarter compared to the prior year period. SG&A expenses were $10.0 million during the quarter compared to $21.0 million for the comparable prior year periods. This spend decrease of more than half was primarily driven by a $5.5 million decrease in stock compensation expense for the quarter and lower salaries and wages because of restructuring initiatives in the prior year.

Financial Outlook
AppHarvest reiterates its full-year 2023 guidance of net sales to be in the range of $40.0 million to $50.0 million and non-GAAP Adjusted EBITDA loss to be in the range of $67.0 million to $76.0 million. The company believes in its ability to be self-sufficient and generate positive operating cash flow over the longer term with the four-farm network.

With all four farms in the AppHarvest network shipping under a variety of brands for Mastronardi Produce, the company expects to see significant year-over-year net sales increases throughout 2023, and it expects that trend to continue in 2024 as the company leverages more of the farm acreage and works to optimize production. The company believes it has the potential to see the enterprise achieve positive Adjusted gross profit in 2024. In 2025, the company expects to achieve positive Adjusted EBITDA status for farm operations. With this trajectory, AppHarvest believes it may be able to achieve positive Adjusted EBITDA status on a consolidated basis in 2026.

Conference Call and Webcast
AppHarvest will host a webcast and conference call today at 4:30 p.m. ET to discuss its first quarter financial results and operations.

The conference call will be streamed over the internet and accessible through the “Investor Relations” section of the AppHarvest website at https://investors.appharvest.com. To join the live call, register here for the dial-in number and a personal PIN code. To join the live webcast, click here. An audio-only replay of the webcast will be available on the company’s website approximately 90 minutes after the end of the conference call for 30 days.

Upcoming Events
AppHarvest management plans to participate in the Oppenheimer 8th Annual Emerging Growth Conference on Thursday, May 11, 2023, and the Cowen Sustainability Conference on Thursday, June 8, 2023.

Details on upcoming events are available at the “Events” section of the AppHarvest Investor Relations website at https://investors.appharvest.com.

About AppHarvest
AppHarvest is a sustainable food company in Appalachia developing and operating some of the world’s largest high-tech indoor farms with high levels of automation to build a reliable, climate-resilient food system. AppHarvest’s farms are designed to grow produce using sunshine, rainwater and up to 90% less water than open-field growing, all while producing yields up to 30 times that of traditional agriculture and preventing pollution from agricultural runoff. AppHarvest currently operates its 60-acre flagship farm in Morehead, Ky., producing tomatoes, a 15-acre indoor farm for salad greens in Berea, Ky., a 30-acre farm for strawberries and cucumbers in Somerset, Ky., and a 60-acre farm in Richmond, Ky., for tomatoes. The four-farm network consists of 165 acres under glass. For more information, visit https://www.appharvest.com.

Exhibit 99.1
Non-GAAP Financial Measures
To supplement the company’s consolidated financial statements, which are prepared and presented in accordance with United States generally accepted accounting principles (“U.S. GAAP” or “GAAP”), the company uses certain non-GAAP measures, such as Adjusted EBITDA and Adjusted gross loss, to understand and evaluate the company’s core operating performance. The company defines and calculates Adjusted EBITDA as net loss before the impact of interest income or expense, income tax expense or benefit, depreciation and amortization, adjusted to exclude: stock-based compensation expense, Business Combination transaction-related costs, restructuring and impairment costs, remeasurement of warrant liabilities, start-up costs for new CEA facilities, and certain other non-core items. The company defines and calculates Adjusted gross loss as gross loss adjusted to exclude the impact of depreciation and amortization and stock-based compensation expense related to cost of goods sold. The company believes these non-GAAP measures of financial results provide useful information to management and investors regarding certain financial and business trends relating to the company’s financial condition and results of operations. The company’s management uses these non-GAAP measures for trend analyses and for budgeting and planning purposes. The company believes that the use of these non-GAAP financial measures provides additional tools for investors to use in evaluating operating results and trends. Other similar companies may present different non-GAAP measures or calculate similar non-GAAP measures differently. Management does not consider these non-GAAP measures in isolation or as an alternative to financial measures determined in accordance with GAAP. The principal limitation of these non-GAAP financial measures is that they exclude significant expenses that are required to be presented in the company’s GAAP financial statements. Because of this limitation, you should consider Adjusted EBITDA and Adjusted gross loss alongside other financial performance measures, including net loss, gross loss, and our other financial results presented in accordance with GAAP.

Adjusted EBITDA and Adjusted gross profit/(loss) as used in connection with the company's financial outlook, including its 2023 guidance, are non-GAAP financial measures that exclude or have otherwise been adjusted for items impacting comparability. The company is unable to reconcile these forward-looking non-GAAP financial measures to net income, their most directly comparable forward-looking GAAP financial measure, without unreasonable efforts, because the company is currently unable to predict with a reasonable degree of certainty its stock-based compensation expense for future periods. In addition, AppHarvest may incur additional expenses which may impact Adjusted EBITDA and Adjusted gross profit/(loss).

Forward-Looking Statements
Certain statements included in this press release that are not historical facts are forward-looking statements for purposes of the safe harbor provisions under the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements generally are accompanied by words such as “expect,” “believe,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “should,” “could,” “would,” “plan,” “potential,” “seem,” “future,” “outlook,” “can,” “may, ”“target,” “strategy,” “working to” and similar expressions that predict or indicate future events or trends or that are not statements of historical matters. All statements, other than statements of present or historical fact included in this press release, regarding AppHarvest’s intention to build high-tech CEA farms, the anticipated benefits of and production at such facilities, including implementation of a phased approach at each facility, timing and availability of tomatoes at top national grocery stores and restaurants, anticipated benefits of the third season harvest, the benefits of using a data-driven approach to optimize production across the farm network, the anticipated benefits and timing of the Company’s strategic program referred to as Project New Leaf, the potential for a sale-leaseback of an additional farm, AppHarvest’s future financial performance, as well as AppHarvest’s growth and evolving business plans and strategy, ability to capitalize on commercial opportunities, future operations, estimated financial position, projected costs, prospects, plans and objectives of management are forward-looking statements. These statements are based on various assumptions, whether or not identified in this press release, and on the current expectations of AppHarvest’s management and are not predictions of actual performance. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on as, a guarantee, an assurance, a prediction, or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. Many actual events and circumstances are beyond the control of AppHarvest. These forward-looking statements are subject to a number of risks and uncertainties, including those discussed in the company’s Quarterly Report on Form 10-Q filed with the SEC by AppHarvest on May 10, 2023, under the heading “Risk Factors,” and other documents AppHarvest has filed, or that AppHarvest will file, with the SEC. If any of these risks materialize or our assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. In addition, forward-looking statements reflect AppHarvest’s expectations, plans, or forecasts of future events and views as of the date of this press release. AppHarvest anticipates that subsequent events and developments will cause its assessments to change. However, while AppHarvest may elect to update these forward-looking statements at some point in the future, AppHarvest specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing AppHarvest’s assessments of any date subsequent to the date of this press release. Accordingly, undue reliance should not be placed upon the forward-looking statements.

Exhibit 99.1

APPHARVEST, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited)
(in thousands except per share amounts)

	March 31, 2023	December 31, 2022
Assets
Current Assets:
Cash and cash equivalents	$50,017	$54,334
Restricted cash	23,450	24,198
Accounts receivable, net	3,669	2,786
Inventories, net	16,105	18,078
Prepaid expenses and other current assets	17,341	14,716
Total current assets	110,582	114,112
Operating lease right-of-use assets, net	2,503	2,626
Property and equipment, net	476,334	456,178
Other assets, net	20,385	22,412
Total non-current assets	499,222	481,216
Total assets	$609,804	$595,328
Liabilities and stockholders’ equity
Current Liabilities:
Accounts payable	$30,445	$16,571
Accrued expenses	14,517	21,996
Current portion of lease liabilities	505	514
Current portion of long-term debt	3,685	3,685
Other current liabilities	45	202
Total current liabilities	49,197	42,968
Long-term debt, net of current portion	178,819	180,537
Lease liabilities, net of current portion	2,509	2,628
Financing obligation	105,680	103,787
Deferred income tax liabilities	4,682	4,925
Private Warrant liabilities	110	119
Other liabilities	63	73
Total non-current liabilities	291,863	292,069
Total liabilities	341,060	335,037
Stockholders’ equity
Preferred stock, par value $0.0001, 10,000 shares authorized, 0 issued and outstanding, as of March 31, 2023 and December 31, 2022, respectively	—	—
Common stock, par value $0.0001, 750,000 shares authorized, 155,084 and 108,511 shares issued and outstanding as of March 31, 2023 and December 31, 2022, respectively	16	11
Additional paid-in capital	658,972	615,452
Accumulated deficit	(397,590)	(363,960)
Accumulated other comprehensive income (loss)	7,346	8,788
Total stockholders’ equity	268,744	260,291
Total liabilities and stockholders’ equity	$609,804	$595,328

Exhibit 99.1
APPHARVEST, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
AND COMPREHENSIVE LOSS (Unaudited)
(In thousands except per share data)

	Three Months Ended March 31,
	2023	2022
Net sales	$13,011	$5,164
Cost of goods sold	34,345	13,554
Gross loss	(21,334)	(8,390)
Operating expenses:
Selling, general and administrative expenses	10,016	21,039
Total operating expenses	10,016	21,039
Loss from operations	(31,350)	(29,429)
Other income (expense):
Interest expense	(2,698)	—
Change in fair value of Private Warrants	9	(1,329)
Other	166	14
Loss before income taxes	(33,873)	(30,744)
Income tax benefit	243	109
Net loss	(33,630)	(30,635)

Other comprehensive income (loss):
Net unrealized gains (losses) on derivatives contracts, net of tax	(1,442)	4,360
Comprehensive loss	$(35,072)	$(26,275)

Net loss per common share:
Basic and diluted	$(0.26)	$(0.30)
Weighted average common shares outstanding:
Basic and diluted	131,124	101,321

Exhibit 99.1
APPHARVEST, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)
(In thousands)

	Three Months Ended March 31,
	2023	2022
Operating Activities
Net loss	$(33,630)	$(30,635)
Adjustments to reconcile net loss to net cash used in operating activities:
Change in fair value of Private Warrants	(9)	1,329
Deferred income tax expense	(243)	(109)
Depreciation and amortization	7,641	3,112
Interest expense from financing obligation	1,974	—
Stock-based compensation expense	503	6,035
Rent expense (less than) in excess of payments	(5)	26
Changes in operating assets and liabilities
Accounts receivable	(883)	(307)
Inventories, net	1,973	(78)
Prepaid expenses and other current assets	(2,625)	1,613
Other assets, net	51	(9,230)
Accounts payable	2,804	301
Accrued expenses	(2,386)	(2,124)
Other current liabilities	(157)	—
Other non-current liabilities	(10)	2,564
Net cash used in operating activities	(25,002)	(27,503)
Investing Activities
Purchases of property and equipment	(21,171)	(39,018)
Net cash used in investing activities	(21,171)	(39,018)
Financing Activities
Proceeds from debt	—	25,902
Payments on long-term debt	(937)	—
Debt issuance costs	(895)	—
Payments on financing obligation to a related party	(82)	—
Proceeds from stock options exercised	63	36
Payments of withholding taxes on restricted stock conversions	(79)	(953)
Proceeds from issuance of common stock	46,000	—
Stock issuance costs	(2,962)	—
Net cash provided by financing activities	41,108	24,985
Change in cash and cash equivalents	(5,065)	(41,536)
Cash, cash equivalents and restricted cash at the beginning of period	78,532	176,311
Cash, cash equivalents and restricted cash at the end of period	73,467	134,775
Less restricted cash at the end of the period	23,450	37,130
Cash and cash equivalents at the end of the period	$50,017	$97,645
Non-cash Activities:
Fixed assets purchases in accounts payable	$24,056	$5,272
Fixed assets purchases in accrued liabilities	$4,108	$2,207
Terminated right of use assets and operating lease liabilities	$—	$237
New right of use assets and lease liabilities	$—	$—

Exhibit 99.1
APPHARVEST, INC. AND SUBSIDIARIES
Reconciliation of Selected GAAP Measures to Non-GAAP Measures
(In millions)

	Three Months Ended
(Dollars in millions)	March 31, 2023	March 31, 2022
Net loss	$(33.6)	$(30.6)
Interest expense	2.7	—
Interest income	(0.5)	(0.1)
Income tax (benefit) expense	(0.2)	(0.1)
Depreciation and amortization expense	7.6	3.1
EBITDA	(24.0)	(27.7)
Change in fair value of Private Warrants	—	1.3
Stock-based compensation expense	0.5	6.0
Restructuring costs(1)	0.4	2.0
Start-up costs for new CEA facilities(2)	—	0.4
Adjusted EBITDA	$(23.2)	$(18.0)

(1) Restructuring costs
(2) Start-up costs are related to the pre-commencement commercial activities for tomatoes, salad greens and strawberries at the Richmond, Berea and Somerset CEA facilities.

The following table presents a reconciliation of gross loss, the most directly comparable financial measure calculated and presented in accordance with GAAP, to Adjusted gross loss:

	Three Months Ended
(Dollars in millions)	March 31, 2023	March 31, 2022	$ Change
Net sales	$13.0	$5.2	$7.8
Cost of goods sold	34.3	13.6	20.7
Gross loss	(21.3)	(8.4)	(12.9)
Depreciation and amortization	6.5	2.3	4.2
Stock-based compensation expense	0.2	0.1	0.1
Adjusted gross loss	$(14.7)	$(6.0)	$(8.7)